Exhibit 5.1

                      April 11, 2005

NOVAMERICAN STEEL INC.
6001 Irwin Street
LaSalle, Québec
Canada
H8N 1A1

        Re:    Registration Statement on Form F-3

Ladies and Gentlemen:

        We have acted as special counsel to Novamerican Steel Inc., a Canadian corporation (the "Corporation"), in connection with the preparation and filing of the Registration Statement on Form F-3 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") on or about the date hereof pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of up to a maximum of 1,265,000 common shares of the Corporation (the "Shares") to be offered for sale by the selling shareholders identified in the prospectus forming part of the Registration Statement.

        In connection with the foregoing, we have reviewed the Registration Statement and the prospectus contained therein. We have also examined the Corporation's charter documents, the resolutions adopted by the board of directors of the Corporation on February 14, 2005, and such other documents, records, certificates, memoranda and other instruments as we deemed were necessary as a basis for this opinion. We also have obtained from the officers of the Corporation, certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

        In our foregoing examinations, we have assumed, without independent verification or investigation: (i) the genuineness of all signatures, and the authenticity and completeness of all documents submitted to us as original documents, and the conformity to authentic original documents of all documents submitted to us as certified, notarial, photostat or similarly reproduced copies of such original documents; (ii) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials or such officers; and (iii) the completeness, truth and accuracy of all facts set forth in the certificates of the officers of the Corporation that were provided to us.

        Based upon and relying on the foregoing and subject to the assumptions and limitations set forth herein, we are of the opinion that (i) the Shares to be sold by those selling shareholders other than Robert D. Taberner, Stephen D. Shaw and Roger Daigneault, when sold in the manner contemplated in the Registration Statement, will have been validly issued, fully paid and non-assessable, in accordance with the Canada Business Corporations Act, as such act is interpreted in accordance with the laws of Québec and the Federal laws of Canada applicable therein, and (ii) following the exercise of 141,000, 132,000 and 67,000 stock options respectively by Robert D. Taberner, Stephen D. Shaw and Roger Daigneault in accordance with the terms and conditions of the Corporations' 1997 Share Option Plan and their respective payments to the Corporation of the aggregate exercise price due to the Corporation in respect of such stock option exercises, the Shares to be sold by Robert D. Taberner, Stephen D. Shaw and Roger Daigneault, when issued and sold in the manner contemplated in the Registration Statement, will have been validly issued, fully paid and non-assessable, in accordance with the Canada Business Corporations Act, as such act is interpreted in accordance with the laws of Québec and the Federal laws of Canada applicable therein.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the naming of our firm in the "Legal Matters" section of the Registration Statement. In giving such consent, we do not thereby acknowledge that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

        Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation or the Shares.

        This opinion letter is limited to the matters stated herein and is addressed to you for the purposes of the transactions contemplated in respect of the Registration Statement only. We are qualified to practice law only in the Province of Québec, Canada and do not purport to be experts of any laws other than the laws of the Province of Québec and the Federal laws of Canada applicable therein.

                      Very truly yours,

                      STIKEMAN ELLIOTT LLP